Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Investor Relations: Tiffany Louder, (214) 310-8407
Media: Dan Gugler, (310) 226-2645
Korn Ferry Announces Fourth Quarter and Full Year FY'24
Results of Operations
Fourth Quarter and Full Year Highlights
▪Korn Ferry reports Q4 FY'24 fee revenue of $690.8 million, a year-over-year decrease of 5% in both actual and constant currency and full year FY'24 fee revenue of $2,762.7 million, a year-over-year decrease of 3% in both actual and constant currency.
▪Our full year FY'24 Marquee and Regional Account fee revenue generated slightly more than 37% of our consolidated fee revenue and grew 3% year-over-year at actual, and 2% at constant currency.
▪Net income attributable to Korn Ferry for the fourth quarter and full year of FY'24 was $65.2 million and $169.2 million, respectively, while diluted and adjusted diluted earnings per share were $1.24 and $1.26 in Q4 FY'24, and $3.23 and $4.28 for the full year, respectively.
▪Operating income in the fourth quarter was $83.5 million with an operating margin of 12.1%, while full year operating income was $212.9 million with an operating margin of 7.7%.
▪Fourth quarter Adjusted EBITDA was $112.3 million with an Adjusted EBITDA margin of 16.3%, our fourth consecutive quarter of improved Adjusted EBITDA margin. Full year Adjusted EBITDA was $408.2 million with an Adjusted EBITDA margin of 14.8%.
▪Consulting and Digital both posted full year record high fee revenue at $695.0 million and $366.7 million, respectively.
◦Subscription and License full year fee revenue increased 9% to $131 million.
◦Consulting's full year average hourly bill rate increased 11% to $420, with an average bill rate of $437 in the fourth quarter.
▪The Company repurchased 365,000 shares of stock during the quarter for $22.9 million, bringing full year repurchases to 930,000 shares for $52.5 million.
▪On June 12, 2024, the Company increased its regular quarterly dividend to $0.37 per share, which is payable on July 31, 2024 to stockholders of record on July 3, 2024.
Los Angeles, CA, June 13, 2024 – Korn Ferry (NYSE: KFY), a global organizational consulting firm, today announced fourth quarter and annual fee revenue of $690.8 million and $2,762.7 million, respectively. In addition, fourth quarter diluted earnings per share was $1.24 and adjusted diluted earnings per share was $1.26.
“I am pleased with our fourth quarter results, as we generated $691 million in fee revenue,” said Gary D. Burnison, CEO, Korn Ferry. “Earnings and profitability increased year-over-year and sequentially as we delivered $112 million of Adjusted EBITDA, at a 16.3% margin, which is our fourth consecutive quarter of profitability improvement.”
“In an economic environment in which companies are fighting for growth and relevancy, our portfolio is performing as designed and the strategy is clearly working. Cyclically sensitive talent acquisition offerings are being buoyed by continued stability from our diversified offerings – particularly Consulting, complemented by Digital, which have generated solid performance. As we look to a new fiscal year, I have never been more proud of our organization – from our colleagues, expertise, IP and insights to the incredibly innovative and relevant solutions we offer to clients in a rapidly changing world.”

Selected Financial Results
(dollars in millions, except per share amounts) (a)

	Fourth Quarter		Year to Date
	FY’24	FY’23	FY’24	FY’23
Fee revenue	$690.8	$730.9	$2,762.7	$2,835.4
Total revenue	$699.9	$738.1	$2,795.5	$2,863.8
Operating income	$83.5	$72.6	$212.9	$316.3
Operating margin	12.1%	9.9%	7.7%	11.2%
Net income attributable to Korn Ferry	$65.2	$47.5	$169.2	$209.5
Basic earnings per share	$1.26	$0.91	$3.25	$3.98
Diluted earnings per share	$1.24	$0.91	$3.23	$3.95

Adjusted Results (b):	Fourth Quarter		Year to Date
	FY’24	FY’23	FY’24	FY’23
Adjusted EBITDA	$112.3	$97.9	$408.2	$457.3
Adjusted EBITDA margin	16.3%	13.4%	14.8%	16.1%
Adjusted net income attributable to Korn Ferry (c)	$65.7	$53.0	$224.0	$262.2
Adjusted basic earnings per share (c)	$1.27	$1.02	$4.31	$4.98
Adjusted diluted earnings per share (c)	$1.26	$1.01	$4.28	$4.94
______________________
(a)Numbers may not total due to rounding.
(b)Adjusted EBITDA refers to earnings before interest, taxes, depreciation and amortization, further adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right of use assets and restructuring charges, net when applicable. Adjusted results on a consolidated basis are non-GAAP financial measures that adjust for the following, as applicable (see attached reconciliations):

	Fourth Quarter		Year to Date
	FY’24	FY’23	FY’24	FY’23
Impairment of fixed assets	$—	$—	$1.6	$4.4
Impairment of right of use assets	$—	$—	$1.6	$5.5
Integration/acquisition costs	$1.8	$5.5	$14.9	$14.9
Restructuring charges, net	$—	$1.4	$68.6	$42.6
(c)Due to actions taken in connection with the worldwide minimum tax, the Company recorded a $9.7 million non-recurring tax benefit in FY'24 that resulted in the release of a valuation allowance, which is included in the Company's US GAAP results but excluded from the Adjusted results.
Fiscal 2024 Fourth Quarter Results
The Company reported fee revenue in Q4 FY'24 of $690.8 million, a decrease of 5% in both actual and constant currency compared to Q4 FY'23. Moderation in fee revenue from our talent acquisition offerings was buoyed by year-over-year growth in our Consulting fee revenue and stability in our Digital fee revenue, in-line with our business diversification strategy. The moderation in fee revenue in our talent acquisition offerings was driven by the challenging global economic environment (the "economic environment").
Operating income was $83.5 million (at an operating margin of 12.1%) in Q4 FY'24, compared to $72.6 million (at an operating margin of 9.9%) in the year-ago quarter, an increase of 15% (and 220bps). Net income attributable to Korn Ferry was $65.2 million in Q4 FY'24, compared to $47.5 million in Q4 FY'23. Adjusted EBITDA was $112.3 million in Q4 FY'24 compared to $97.9 million in Q4 FY'23. Adjusted EBITDA margin was 16.3% in Q4 FY'24, an increase of 290bps.
Operating income and margin increased as a result of pro-active workforce capacity management ("workforce actions") taken during the year and the lower cost of services expense and integration/acquisition costs compared to the year-ago quarter. These increases were partially offset by the decrease in fee revenue discussed above. Net income attributable to Korn Ferry increased due to the same factors discussed above.
Adjusted EBITDA and margin increased due to the same factors discussed above, but excluded integration/acquisition costs.

Fiscal 2024 Full Year Results
The Company reported fee revenue in FY'24 of $2,762.7 million, a decrease of 3% in both actual and constant currency compared to FY'23. Fee revenue decreased primarily due to decreases in our permanent placement talent acquisition offerings, due to the economic environment. This decrease was partially offset by an increase in fee revenue from the Interim portion of Professional Search & Interim, resulting from the acquisitions of Infinity Consulting Solutions and Salo, which were acquired on August 1, 2022, and February 1, 2023, respectively, as well as year-over-year growth in Consulting and Digital fee revenue, again, in-line with our business diversification strategy.
Operating income was $212.9 million (margin of 7.7%) in FY'24, compared to $316.3 million (margin of 11.2%) in FY'23. Net income attributable to Korn Ferry was $169.2 million in FY'24 compared to $209.5 million in FY'23. Adjusted EBITDA was $408.2 million (adjusted EBITDA margin 14.8%) in FY'24 compared to $457.3 million (adjusted EBITDA margin 16.1%) in FY'23.
Operating income and margin decreased primarily due to a decrease in fee revenue from our permanent placement talent acquisition offerings, which have higher margins, an increase in Interim fee revenue (lower margins) and cost of services expense, and higher restructuring charges, net recorded during FY'24 compared to the year-ago period. These decreases were partially offset by decreases in compensation and benefits expense resulting from workforce actions taken during FY'24, and lower impairment charges of both fixed and right of use assets. Net income attributable to Korn Ferry declined due to the same factors discussed above partially offset by a lower effective tax rate in the current year.
Adjusted EBITDA and margin decreased due to the same factors as operating income discussed above excluding the restructuring charges.

Results by Line of Business
Selected Consulting Data
(dollars in millions) (a)

	Fourth Quarter		Year to Date
	FY’24	FY’23	FY’24	FY’23
Fee revenue	$182.2	$175.3	$695.0	$677.0
Total revenue	$185.1	$178.0	$706.8	$687.0

Ending number of consultants and execution staff (b)	1,678	1,853	1,678	1,853
Hours worked in thousands (c)	417	450	1,656	1,790
Average bill rate (d)	$437	$390	$420	$378

Adjusted Results (e):	Fourth Quarter		Year to Date
	FY’24	FY’23	FY’24	FY’23
Adjusted EBITDA	$32.3	$24.6	$114.3	$108.5
Adjusted EBITDA margin	17.8%	14.0%	16.4%	16.0%
______________________
(a)Numbers may not total due to rounding.
(b)Represents number of employees originating, delivering and executing consulting services.
(c)The number of hours worked by consultant and execution staff during the period.
(d)The amount of fee revenue divided by the number of hours worked by consultants and execution staff.
(e)Adjusted results exclude the following:

	Fourth Quarter		Year to Date
	FY’24	FY’23	FY’24	FY’23
Impairment of fixed assets	$—	$—	$—	$2.8
Impairment of right of use assets	$—	$—	$0.6	$3.1
Restructuring charges, net	$—	$0.8	$18.9	$11.6
Fee revenue was $182.2 million in Q4 FY'24 compared to $175.3 million in Q4 FY'23, an increase of $6.9 million or 4% (up 5% on a constant currency basis). Growth was strongest in our assessment & succession solutions, leadership development, and organizational strategy offerings, with all product areas posting year-over-year increases in fee revenue. Fee revenue was also positively impacted by a year-over-year 12% increase in our average bill rate to $437 per hour.
Adjusted EBITDA increased 31% to $32.3 million compared to the fourth quarter of FY'23. Adjusted EBITDA margin in the quarter increased year-over-year by 380bps to 17.8% this year. These increases resulted primarily from higher fee revenue in the previously discussed solution areas, higher bill rates, and workforce actions taken during the year and were slightly offset by an increase in cost of services expense and higher general and administrative expenses.

Selected Digital Data
(dollars in millions) (a)

	Fourth Quarter		Year to Date
	FY’24	FY’23	FY’24	FY’23
Fee revenue	$91.3	$91.5	$366.7	$354.7
Total revenue	$91.4	$91.5	$366.9	$355.0

Ending number of consultants	267	347	267	347
Subscription & License fee revenue	$33.3	$31.6	$131.0	$119.7

Adjusted Results (b):	Fourth Quarter		Year to Date
	FY’24	FY’23	FY’24	FY’23
Adjusted EBITDA	$28.0	$23.6	$108.7	$97.5
Adjusted EBITDA margin	30.7%	25.8%	29.6%	27.5%
______________________
(a)Numbers may not total due to rounding.
(b)Adjusted results exclude the following:

	Fourth Quarter		Year to Date
	FY’24	FY’23	FY’24	FY’23
Impairment of fixed assets	$—	$—	$1.5	$1.5
Impairment of right of use assets	$—	$—	$—	$1.7
Restructuring charges, net	$—	$—	$9.5	$2.9
Fee revenue was $91.3 million in Q4 FY'24 compared to $91.5 million in Q4 FY'23, flat year-over-year and up 1% on a constant currency basis.
Adjusted EBITDA was $28.0 million in Q4 FY'24 compared to $23.6 million in the year-ago quarter. Adjusted EBITDA margin in the quarter increased year-over-year by 490bps to 30.7%. The increase in Adjusted EBITDA and Adjusted EBITDA margin was mainly due to workforce actions taken during FY'24.

Selected Executive Search Data(a)
(dollars in millions) (b)

	Fourth Quarter		Year to Date
	FY’24	FY’23	FY’24	FY’23
Fee revenue	$198.7	$212.6	$806.2	$875.8
Total revenue	$200.8	$214.6	$814.3	$883.3

Ending number of consultants	542	602	542	602
Average number of consultants	552	609	572	594
Engagements billed	3,456	3,772	8,978	10,091
New engagements (c)	1,586	1,608	6,091	6,686

Adjusted Results (d):	Fourth Quarter		Year to Date
	FY’24	FY’23	FY’24	FY’23
Adjusted EBITDA	$45.5	$42.7	$171.1	$205.8
Adjusted EBITDA margin	22.9%	20.1%	21.2%	23.5%
______________________
(a)Executive Search is the sum of the individual Executive Search Reporting Segments described in our annual and quarterly reporting on Forms 10-K and 10-Q and is presented on a consolidated basis as it is consistent with the Company’s discussion of its Lines of Business, and financial metrics used by the Company’s investor base.
(b)Numbers may not total due to rounding.
(c)Represents new engagements opened in the respective period.
(d)Executive Search Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures that adjust for the following:

	Fourth Quarter		Year to Date
	FY’24	FY’23	FY’24	FY’23
Impairment of fixed assets	$—	$—	$0.1	$—
Impairment of right of use assets	$—	$—	$0.9	$—
Restructuring charges, net	$—	$0.6	$28.2	$20.1
Fee revenue was $198.7 million and $212.6 million in Q4 FY'24 and Q4 FY'23, respectively, a decrease of $13.9 million or 7% (down 6% on a constant currency basis). The decrease in fee revenue was primarily driven by a decline in the number of Executive Search engagements billed, as a result of the current economic environment.
Adjusted EBITDA was $45.5 million in Q4 FY'24 compared to $42.7 million in the year-ago quarter. Adjusted EBITDA margin increased by 280bps to 22.9% in Q4 FY'24. The increase in Adjusted EBITDA and Adjusted EBITDA margin was primarily due to workforce actions taken during the year and increased consultant productivity, partially offset by the decrease in fee revenue discussed above.

Selected Professional Search & Interim Data
(dollars in millions) (a)

	Fourth Quarter		Year to Date
	FY’24	FY’23	FY’24	FY’23
Fee revenue	$129.2	$151.7	$540.6	$503.4
Total revenue	$130.1	$152.6	$544.5	$507.1

Permanent Placement:
Fee revenue	$56.3	$62.5	$223.5	$281.1
Engagements billed	1,939	2,304	5,619	7,435
New engagements (b)	1,086	1,364	4,500	6,486
Ending number of consultants	331	401	331	401
Interim:
Fee revenue	$72.9	$89.2	$317.1	$222.3
Average bill rate (c)	$129	$124	$126	$115
Average weekly billable consultants (d)	1,157	1,683	1,303	1,079

Adjusted Results (e):	Fourth Quarter		Year to Date
	FY’24	FY’23	FY’24	FY’23
Adjusted EBITDA	$28.1	$27.3	$101.9	$110.9
Adjusted EBITDA margin	21.8%	18.0%	18.8%	22.0%
_____________________
(a)Numbers may not total due to rounding.
(b)Represents new engagements opened in the respective period.
(c)Fee revenue from interim divided by the number of hours worked by consultants.
(d)The number of billable consultants based on a weekly average in the respective period.
(e)Adjusted results exclude the following:

	Fourth Quarter		Year to Date
	FY’24	FY’23	FY’24	FY’23
Impairment of fixed assets	$—	$—	$—	$0.1
Impairment of right of use assets	$—	$—	$—	$0.6
Integration/acquisition costs	$1.8	$4.3	$14.5	$11.0
Restructuring charges, net	$—	$—	$3.8	$4.8
Fee revenue was $129.2 million in Q4 FY'24, a decrease of $22.5 million or 15% in both actual and constant currency. The decrease in fee revenue in both the Permanent Placement and Interim portions of the business resulted from the economic environment and, in the case of the Interim portion, the continued wind-down during Q4 FY’23 of a non-recurring engagement that ultimately concluded in Q1 FY’24.
Adjusted EBITDA was $28.1 million in Q4 FY'24 compared to $27.3 million in the year-ago quarter. Adjusted EBITDA margin increased year-over-year by 380bps to 21.8% in Q4 FY'24. The increase in Adjusted EBITDA and Adjusted EBITDA margin was primarily due to the lower cost of services expense, combined with decreases in compensation and benefit and general and administrative expense (both excluding integration/acquisition costs) as a result of workforce and other cost saving actions, partially offset by the decrease in fee revenue discussed above.

Selected Recruitment Process Outsourcing ("RPO") Data
(dollars in millions) (a)

	Fourth Quarter		Year to Date
	FY’24	FY’23	FY’24	FY’23
Fee revenue	$89.5	$99.8	$354.1	$424.6
Total revenue	$92.5	$101.4	$363.0	$431.5

Remaining revenue under contract (b)	$657.1	$776.7	$657.1	$776.7
RPO new business (c)	$128.4	$115.1	$439.6	$597.8

Adjusted Results (d):	Fourth Quarter		Year to Date
	FY’24	FY’23	FY’24	FY’23
Adjusted EBITDA	$11.8	$9.0	$40.4	$52.6
Adjusted EBITDA margin	13.2%	9.0%	11.4%	12.4%
______________________
(a)Numbers may not total due to rounding.
(b)Estimated fee revenue associated with signed contracts for which revenue has not yet been recognized.
(c)Estimated total value of a contract at the point of execution of the contract.
(d)Adjusted results exclude the following:

	Fourth Quarter		Year to Date
	FY’24	FY’23	FY’24	FY’23
Impairment of right of use assets	$—	$—	$0.1	$0.1
Restructuring charges, net	$—	$—	$7.9	$3.1
Fee revenue was $89.5 million in Q4 FY'24, a decrease of $10.3 million or 10% in both actual and constant currency. RPO fee revenue decreased due to moderation in the hiring volume in the existing base of clients due to the economic environment, a higher percentage of FY'24 new business coming from renewals and extensions versus new logos, as well as a continuation of clients' "labor hoarding" throughout the year.
Adjusted EBITDA was $11.8 million in Q4 FY'24 compared to $9.0 million in the year-ago quarter. Adjusted EBITDA margin increased 420bps to 13.2% in Q4 FY'24. The increase in Adjusted EBITDA and Adjusted EBITDA margin both resulted from the workforce actions taken during the year, partially offset by the decline in fee revenue discussed above.

Outlook
Assuming worldwide geopolitical conditions, economic conditions, financial markets and foreign exchange rates remain steady, on a consolidated basis:
▪Q1 FY’25 fee revenue is expected to be in the range of $655 million and $675 million; and
▪Q1 FY’25 diluted earnings per share is expected to range between $1.05 to $1.15.
On a consolidated adjusted basis:
▪Q1 FY’25 adjusted diluted earnings per share is expected to be in the range from $1.07 to $1.17.

	Q1 FY’25 Earnings Per Share Outlook
	Low	High

Consolidated diluted earnings per share	$1.05	$1.15
Integration/acquisition costs	0.03	0.03
Tax rate impact	(0.01)	(0.01)
Consolidated adjusted diluted earnings per share(1)	$1.07	$1.17
______________________
(1)Consolidated adjusted diluted earnings per share is a non-GAAP financial measure that excludes the items listed in the table.
Earnings Conference Call Webcast
The earnings conference call will be held today at 11:00 AM (EDT) and hosted by CEO Gary Burnison, CFO Robert Rozek, SVP Business Development & Analytics Gregg Kvochak and VP Investor Relations Tiffany Louder. The conference call will be webcast and available online at ir.kornferry.com. We will also post to the investor relations section of our website earnings slides, which will accompany our webcast, and other important information, and encourage you to review the information that we make available on our website.

About Korn Ferry
Korn Ferry is a global organizational consulting firm. We help clients synchronize strategy and talent to drive superior performance. We work with organizations to design their structures, roles, and responsibilities. We help them hire the right people to bring their strategy to life. And we advise them on how to reward, develop, and motivate their people. Visit kornferry.com for more information.
Forward-Looking Statements
Statements in this press release and our conference call that relate to our outlook, projections, goals, strategies, future plans and expectations, including statements relating to expected demand for and relevance of our products and services, expected results of our business diversification strategy, and other statements of future events or conditions are forward-looking statements that involve a number of risks and uncertainties. Words such as “believes”, “expects”, “anticipates”, “goals”, “estimates”, “guidance”, “may”, “should”, “could”, “will” or “likely”, and variations of such words and similar expressions are intended to identify such forward-looking statements. Readers are cautioned not to place undue reliance on such statements. Such statements are based on current expectations; actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn Ferry. The potential risks and uncertainties include those relating to global and local political and or economic developments in or affecting countries where we have operations, such as inflation, interest rates, global slowdowns, or recessions, competition, geopolitical tensions, shifts in global trade patterns, changes in demand for our services as a result of automation, dependence on and costs of attracting and retaining qualified and experienced consultants, impact of inflationary pressures on our profitability, our ability to maintain relationships with customers and suppliers and retaining key employees, maintaining our brand name and professional reputation, potential legal liability and regulatory developments, portability of client relationships, consolidation of or within the industries we serve, changes and developments in government laws and regulations, evolving investor and customer expectations with regard to environmental, social and governance matters, currency fluctuations in our international operations, risks related to growth, alignment of our cost structure, including as a result of recent workforce, real estate, and other restructuring initiatives, restrictions imposed by off-limits agreements, reliance on information processing systems, cyber security vulnerabilities or events, changes to data security, data privacy, and data protection laws, dependence on third parties for the execution of critical functions, limited protection of our intellectual property ("IP"), our ability to enhance, develop and respond to new technology, including artificial intelligence, our ability to successfully recover from a disaster or other business continuity problems, employment liability risk, an impairment in the carrying value of goodwill and other intangible assets, treaties, or regulations on our business and our Company, deferred tax assets that we may not be able to use, our ability to develop new products and services, changes in our accounting estimates and assumptions, the utilization and billing rates of our consultants, seasonality, the expansion of social media platforms, the ability to effect acquisitions and integrate acquired businesses, resulting organizational changes, our indebtedness, and those relating to the ultimate magnitude and duration of any pandemic or outbreaks. For a detailed description of risks and uncertainties that could cause differences from our expectations, please refer to Korn Ferry’s periodic filings with the Securities and Exchange Commission. Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Use of Non-GAAP Financial Measures
This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). In particular, it includes:
•Adjusted net income attributable to Korn Ferry, adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right of use assets, and restructuring charges, net of income tax effect and to exclude a $9.7 million non-recurring tax benefit from actions taken in connection with the worldwide minimum tax that resulted in the release of a valuation allowance;
•Adjusted basic and diluted earnings per share, adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right of use assets, and restructuring charges, net of income tax effect, and to exclude a $9.7 million non-recurring tax benefit from actions taken in connection with the worldwide minimum tax that resulted in the release of a valuation allowance;
•Constant currency (calculated using a quarterly average) percentages that represent the percentage change that would have resulted had exchange rates in the prior period been the same as those in effect in the current period; and
•Consolidated and Executive Search Adjusted EBITDA, which is earnings before interest, taxes, depreciation and amortization, further adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right of use assets and restructuring charges, net when applicable, and Consolidated and Executive Search Adjusted EBITDA margin.

This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn Ferry’s performance by excluding certain charges that may not be indicative of Korn Ferry’s ongoing operating results. These non-GAAP financial measures are performance measures and are not indicative of the liquidity of Korn Ferry. These charges, which are described in the footnotes in the attached reconciliations, represent 1) costs we incurred to acquire and integrate a portion of our Professional Search & Interim business, 2) impairment of fixed assets primarily due to a software impairment charge in our Digital segment in FY'24 and impairment on leasehold improvements due to terminating and deciding to sublease some of our office leases in FY'23, 3) impairment of right of use assets due to the decision to terminate and sublease some of our offices, 4) restructuring charges, net to align workforce to the challenging macroeconomic business environment arising from persistent inflationary pressures, rising interest rates and global economic and geopolitical uncertainty and 5) to exclude a $9.7 million non-recurring tax benefit from actions taken in connection with the worldwide minimum tax that resulted in the release of a valuation allowance. The use of non-GAAP financial measures facilitates comparisons to Korn Ferry’s historical performance. Korn Ferry includes non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making. Adjusted net income attributable to Korn Ferry, adjusted basic and diluted earnings per share and Consolidated and Executive Search Adjusted EBITDA, exclude certain charges that management does not consider on-going in nature and allows management and investors to make more meaningful period-to-period comparisons of the Company’s operating results. Management further believes that Consolidated and Executive Search Adjusted EBITDA is useful to investors because it is frequently used by investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes and capitalized asset values, all of which can vary substantially from company to company. In the case of constant currency percentages, management believes the presentation of such information provides useful supplemental information regarding Korn Ferry's performance as excluding the impact of exchange rate changes on Korn Ferry's financial performance allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be masked or distorted by exchange rate changes and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry's ongoing operations and financial and operational decision-making.
[Tables attached]

KORN FERRY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months Ended April 30,		Year Ended April 30,
	2024	2023	2024	2023

	(unaudited)
Fee revenue	$690,800	$730,874	$2,762,671	$2,835,408
Reimbursed out-of-pocket engagement expenses	9,123	7,250	32,834	28,428
Total revenue	699,923	738,124	2,795,505	2,863,836

Compensation and benefits	454,208	491,429	1,844,164	1,901,203
General and administrative expenses	64,724	66,130	259,039	268,458
Reimbursed expenses	9,123	7,250	32,834	28,428
Cost of services	68,499	81,347	300,015	238,499
Depreciation and amortization	19,891	17,976	77,966	68,335
Restructuring charges, net	—	1,411	68,558	42,573
Total operating expenses	616,445	665,543	2,582,576	2,547,496

Operating income	83,478	72,581	212,929	316,340
Other income, net	7,122	437	30,681	5,261
Interest expense, net	(4,686)	(5,776)	(20,968)	(25,864)
Income before provision for income taxes	85,914	67,242	222,642	295,737
Income tax provision	20,302	19,108	50,081	82,683
Net income	65,612	48,134	172,561	213,054
Net income attributable to noncontrolling interest	(423)	(640)	(3,407)	(3,525)
Net income attributable to Korn Ferry	$65,189	$47,494	$169,154	$209,529

Earnings per common share attributable to Korn Ferry:
Basic	$1.26	$0.91	$3.25	$3.98
Diluted	$1.24	$0.91	$3.23	$3.95

Weighted-average common shares outstanding:
Basic	50,764	51,009	51,038	51,482
Diluted	51,487	51,234	51,432	51,883

Cash dividends declared per share:	$0.33	$0.15	$1.02	$0.60

KORN FERRY AND SUBSIDIARIES
FINANCIAL SUMMARY BY REPORTING SEGMENT
(dollars in thousands)
(unaudited)

	Three Months Ended April 30,			Year Ended April 30,
	2024	2023	% Change	2024	2023	% Change
Fee revenue:
Consulting	$182,177	$175,270	3.9%	$695,007	$677,001	2.7%
Digital	91,304	91,490	(0.2%)	366,699	354,651	3.4%
Executive Search:
North America	125,468	135,300	(7.3%)	506,927	562,139	(9.8%)
EMEA	45,643	46,353	(1.5%)	184,516	187,014	(1.3%)
Asia Pacific	20,696	23,188	(10.7%)	85,863	95,598	(10.2%)
Latin America	6,896	7,764	(11.2%)	28,937	31,047	(6.8%)
Total Executive Search (a)	198,703	212,605	(6.5%)	806,243	875,798	(7.9%)
Professional Search & Interim	129,162	151,725	(14.9%)	540,615	503,395	7.4%
RPO	89,454	99,784	(10.4%)	354,107	424,563	(16.6%)
Total fee revenue	690,800	730,874	(5.5%)	2,762,671	2,835,408	(2.6%)
Reimbursed out-of-pocket engagement expenses	9,123	7,250	25.8%	32,834	28,428	15.5%
Total revenue	$699,923	$738,124	(5.2%)	$2,795,505	$2,863,836	(2.4%)
(a)Total Executive Search is the sum of the individual Executive Search Reporting Segments and is presented on a consolidated basis as it is consistent with the Company’s discussion of its Lines of Business, and financial metrics used by the Company’s investor base.

KORN FERRY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	April 30, 2024	April 30, 2023

ASSETS
Cash and cash equivalents	$941,005	$844,024
Marketable securities	42,742	44,837
Receivables due from clients, net of allowance for doubtful accounts of $44,192 and $44,377 at April 30, 2024 and 2023, respectively	541,014	569,601
Income taxes and other receivables	40,696	67,512
Unearned compensation	59,247	63,476
Prepaid expenses and other assets	49,456	49,219
Total current assets	1,674,160	1,638,669

Marketable securities, non-current	211,681	179,040
Property and equipment, net	161,849	161,876
Operating lease right-of-use assets, net	160,464	142,690
Cash surrender value of company-owned life insurance policies, net of loans	218,977	197,998
Deferred income taxes	133,564	102,057
Goodwill	908,376	909,491
Intangible assets, net	88,833	114,426
Unearned compensation, non-current	99,913	103,607
Investments and other assets	21,052	24,590
Total assets	$3,678,869	$3,574,444

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$50,112	$53,386
Income taxes payable	24,076	19,969
Compensation and benefits payable	525,466	532,934
Operating lease liability, current	36,073	45,821
Other accrued liabilities	298,792	324,150
Total current liabilities	934,519	976,260

Deferred compensation and other retirement plans	440,396	396,534
Operating lease liability, non-current	143,507	119,220
Long-term debt	396,946	396,194
Deferred tax liabilities	4,540	5,352
Other liabilities	21,636	27,879
Total liabilities	1,941,544	1,921,439

Stockholders' equity
Common stock: $0.01 par value, 150,000 shares authorized, 77,460 and 76,693 shares issued and 51,983 and 52,269 shares outstanding at April 30, 2024 and 2023, respectively	414,885	429,754
Retained earnings	1,425,844	1,311,081
Accumulated other comprehensive loss, net	(107,671)	(92,764)
Total Korn Ferry stockholders' equity	1,733,058	1,648,071
Noncontrolling interest	4,267	4,934
Total stockholders' equity	1,737,325	1,653,005
Total liabilities and stockholders' equity	$3,678,869	$3,574,444

KORN FERRY AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(dollars in thousands)
(unaudited)

	Three Months Ended April 30,		Year Ended April 30,
	2024	2023	2024	2023

Net income attributable to Korn Ferry	$65,189	$47,494	$169,154	$209,529
Net income attributable to non-controlling interest	423	640	3,407	3,525
Net income	65,612	48,134	172,561	213,054
Income tax provision	20,302	19,108	50,081	82,683
Income before provision for income taxes	85,914	67,242	222,642	295,737
Other income, net	(7,122)	(437)	(30,681)	(5,261)
Interest expense, net	4,686	5,776	20,968	25,864
Operating income	83,478	72,581	212,929	316,340
Depreciation and amortization	19,891	17,976	77,966	68,335
Other income, net	7,122	437	30,681	5,261
Integration/acquisition costs (1)	1,809	5,450	14,866	14,922
Impairment of fixed assets (2)	—	—	1,575	4,375
Impairment of right of use assets (3)	—	—	1,629	5,471
Restructuring charges, net (4)	—	1,411	68,558	42,573
Adjusted EBITDA	$112,300	$97,855	$408,204	$457,277

Operating margin	12.1%	9.9%	7.7%	11.2%
Depreciation and amortization	2.9%	2.5%	2.8%	2.4%
Other income, net	1.0%	0.1%	1.1%	0.2%
Integration/acquisition costs (1)	0.3%	0.7%	0.5%	0.5%
Impairment of fixed assets (2)	—%	—%	0.1%	0.1%
Impairment of right of use assets (3)	—%	—%	0.1%	0.2%
Restructuring charges, net (4)	—%	0.2%	2.5%	1.5%
Adjusted EBITDA margin	16.3%	13.4%	14.8%	16.1%

Net income attributable to Korn Ferry	$65,189	$47,494	$169,154	$209,529
Integration/acquisition costs (1)	1,809	5,450	14,866	14,922
Impairment of fixed assets (2)	—	—	1,575	4,375
Impairment of right of use assets (3)	—	—	1,629	5,471
Restructuring charges, net (4)	—	1,411	68,558	42,573
Tax effect on the adjusted items (5)	(1,267)	(1,309)	(22,030)	(14,719)
Tax adjustment (6)	—	—	(9,714)	—
Adjusted net income attributable to Korn Ferry	$65,731	$53,046	$224,038	$262,151

Explanation of Non-GAAP Adjustments
(1)Costs associated with previous acquisitions, such as legal and professional fees, retention awards and the on-going integration expenses to combine the companies.
(2)Costs associated with impairment of fixed assets primarily due to software impairment charge in our Digital segment in FY'24 and impairment on leasehold improvements due to terminating and deciding to sublease some of our office leases in FY'23.
(3)Costs associated with impairment of right-of-use assets due to terminating and deciding to sublease some of our office leases.
(4)Restructuring charges incurred to align our workforce to the challenging macroeconomic business environment arising from persistent inflationary pressures, rising interest rates and global economic geopolitical uncertainty.
(5)Tax effect on integration/acquisition costs, impairment of fixed assets and right of use assets, and restructuring charges, net.
(6)Due to actions taken in connection with the worldwide minimum tax, the Company recorded a $9.7 million non-recurring tax benefit in fiscal 2024 that resulted in the release of a valuation allowance, which is included in the Company's US GAAP results but excluded from the Adjusted results.

KORN FERRY AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - CONTINUED
(unaudited)

	Three Months Ended April 30,		Year Ended April 30,
	2024	2023	2024	2023

Basic earnings per common share	$1.26	$0.91	$3.25	$3.98
Integration/acquisition costs (1)	0.04	0.11	0.29	0.29
Impairment of fixed assets (2)	—	—	0.03	0.08
Impairment of right of use assets (3)	—	—	0.03	0.10
Restructuring charges, net (4)	—	0.03	1.33	0.82
Tax effect on the adjusted items (5)	(0.03)	(0.03)	(0.43)	(0.29)
Tax adjustment (6)	—	—	(0.19)	—
Adjusted basic earnings per share	$1.27	$1.02	$4.31	$4.98

Diluted earnings per common share	$1.24	$0.91	$3.23	$3.95
Integration/acquisition costs (1)	0.04	0.10	0.29	0.28
Impairment of fixed assets (2)	—	—	0.03	0.08
Impairment of right of use assets (3)	—	—	0.03	0.10
Restructuring charges, net (4)	—	0.03	1.32	0.82
Tax effect on the adjusted items (5)	(0.02)	(0.03)	(0.43)	(0.29)
Tax adjustment (6)	—	—	(0.19)	—
Adjusted diluted earnings per share	$1.26	$1.01	$4.28	$4.94

Explanation of Non-GAAP Adjustments
(1)Costs associated with previous acquisitions, such as legal and professional fees, retention awards and the on-going integration expenses to combine the companies.
(2)Costs associated with impairment of fixed assets primarily due to software impairment charge in our Digital segment in FY'24 and impairment on leasehold improvements due to terminating and deciding to sublease some of our office leases in FY'23.
(3)Costs associated with impairment of right-of-use assets due to terminating and deciding to sublease some of our office leases.
(4)Restructuring charges incurred to align our workforce to the challenging macroeconomic business environment arising from persistent inflationary pressures, rising interest rates and global economic geopolitical uncertainty.
(5)Tax effect on integration/acquisition costs, impairment of fixed assets and right of use assets, and restructuring charges, net.
(6)Due to actions taken in connection with the worldwide minimum tax, the Company recorded a $9.7 million non-recurring tax benefit in fiscal 2024 that resulted in the release of a valuation allowance, which is included in the Company's US GAAP results but excluded from the Adjusted results.

KORN FERRY AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - CONTINUED
(unaudited)

	Three Months Ended April 30,
	2024				2023
	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin

	(dollars in thousands)
Consulting	$182,177	$185,130	$32,340	17.8%	$175,270	$177,985	$24,558	14.0%
Digital	91,304	91,361	27,991	30.7%	91,490	91,488	23,603	25.8%
Executive Search:
North America	125,468	127,140	33,136	26.4%	135,300	136,926	28,686	21.2%
EMEA	45,643	45,931	6,846	15.0%	46,353	46,671	6,803	14.7%
Asia Pacific	20,696	20,819	4,233	20.5%	23,188	23,287	5,499	23.7%
Latin America	6,896	6,906	1,275	18.5%	7,764	7,765	1,684	21.7%
Total Executive Search	198,703	200,796	45,490	22.9%	212,605	214,649	42,672	20.1%
Professional Search & Interim	129,162	130,105	28,122	21.8%	151,725	152,628	27,292	18.0%
RPO	89,454	92,531	11,782	13.2%	99,784	101,374	9,026	9.0%
Corporate	—	—	(33,425)		—	—	(29,296)
Consolidated	$690,800	$699,923	$112,300	16.3%	$730,874	$738,124	$97,855	13.4%

	Year Ended April 30,
	2024				2023
	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin
	(dollars in thousands)
Consulting	$695,007	$706,805	$114,260	16.4%	$677,001	$686,979	$108,502	16.0%
Digital	366,699	366,924	108,669	29.6%	354,651	354,967	97,458	27.5%
Executive Search:
North America	506,927	513,545	120,710	23.8%	562,139	568,212	140,850	25.1%
EMEA	184,516	185,552	25,902	14.0%	187,014	188,114	31,380	16.8%
Asia Pacific	85,863	86,273	18,923	22.0%	95,598	95,956	24,222	25.3%
Latin America	28,937	28,956	5,571	19.3%	31,047	31,054	9,370	30.2%
Total Executive Search	806,243	814,326	171,106	21.2%	875,798	883,336	205,822	23.5%
Professional Search & Interim	540,615	544,453	101,868	18.8%	503,395	507,058	110,879	22.0%
RPO	354,107	362,997	40,399	11.4%	424,563	431,496	52,588	12.4%
Corporate	—	—	(128,098)		—	—	(117,972)
Consolidated	$2,762,671	$2,795,505	$408,204	14.8%	$2,835,408	$2,863,836	$457,277	16.1%